EXHIBIT 23.1

        CONSENT OF FELDHAKE, AUGUST & ROQUEMORE LLP

                We hereby consent to the use of our legal opinion dated January 7, 2002, in this registration statement on Form S-8 for American Career Centers, Inc.

/s/ Feldhake, August & Roquemore LLP
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    Feldhake, August & Roquemore LLP
    Irvine, California
    January 7, 2002